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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

                         Date of Report: April 19, 2006

                                   uWink, Inc.
                                   -----------
             (Exact name of registrant as specified in its charter)

          Utah                      000-29217                  87-0412110
   -----------------                ---------                  ----------
     (State or other               (Commission               (IRS Employer
jurisdiction of incorporation)     File Number)             Identification)


          12536 Beatrice Street Los Angeles, California      90066
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             (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (310) 827-6900

                                 Not Applicable
         (Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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This Form 8-K and other reports filed by uWink, Inc. (the "Company") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company's management as well as estimates and assumptions made by the Company's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Company's or the Company's management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company's industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 19, 2006, we entered into a letter agreement (the "Letter Agreement") with Mr. Bradley Rotter, a member of our board of directors, in respect of the $200,000 Convertible Promissory Note, dated October 10, 2005 and due April 10, 2006, from the Company to Mr. Rotter (the "2005 Note"). Pursuant to the Letter Agreement, effective April 19, 2006, we:

         1. Repaid $100,000 of the principal amount of, together with $10,356 of accrued interest on, the 2005 Note;

         2. Issued immediately exercisable, 3 year warrants to Mr. Rotter to purchase 100,000 shares of common stock at an exercise price of $0.345 per share; and

         3. Issued a new convertible note (the "2006 Note") payable to Mr. Rotter, in respect of the unpaid balance of $100,000 on the 2005 Note. This note is due October 19, 2006, accrues interest at 10%, and is convertible, at the option of Mr. Rotter, into the same securities issued by the Company in (and on the same terms and conditions pari passu with the investors in) any offering of its securities that results in gross proceeds to the Company of at least $3,000,000. Upon conversion, Mr.Rotter will receive as a conversion bonus additional securities equal to 20% of the aggregate principal value plus accrued interest converted. The 2006 Note is mandatorily repayable immediately following the consummation of any offering of securities that results in gross proceeds to the Company of at least $3,000,000. Upon such repayment, or upon repayment at maturity, Mr. Rotter will receive warrants to purchase 100,000 shares of common stock of the Company at an exercise price of $0.345.

The Letter Agreement, Form of Warrant issued to Mr. Rotter and the 2006 Note are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

The securities issued to Mr. Rotter have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

This announcement is not an offer to sell securities of uWink, Inc.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, the 2006 Note and the Form of Warrant.




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Item 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION

The information called for by this item is contained in Item 1.01, which is incorporated by reference.

Item 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

The information called for by this item is contained in Item 1.01, which is incorporated by reference.


Section 9 - Financial Statements and Exhibits


Item 9.01 Financial Statements and Exhibits.

(a) Exhibit 10.1    Letter Agreement, dated April 19, 2006, between the Company and Mr. Bradley Rotter.

(b) Exhibit 10.2    Form of uWink, Inc. Warrant.

(c) Exhibit 10.3    $100,000 Convertible Promissory Note, dated April 19, 2006.



                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  April 19, 2006                        uWink, Inc.
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                                             By: /s/ PETER F. WILKNISS
                                                 ------------------------------
                                                 PETER F. WILKNISS
                                                 Chief Financial Officer